CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 1999 in the Registration Statement (Form S-1) and related prospectus of Nordic Equity Partners Corp. for the registration of 1,232,570 shares of its Common Stock.

/s/ERNST & YOUNG AS
ERNST & YOUNG AS
Oslo, Norway


July 28, 1999